                                  UNITED STATES
                        SECURITIES & EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 6, 2002

                         GOLD ENTERTAINMENT GROUP, INC.
            ---------------------------------------------------------
               (Exact name of Registrant as specified in charter)

             Nevada                       0-29581               98-0206212
      ---------------------        ---------------------     ---------------------
     (State or other jurisdiction     (Commission File         (IRS Employer
            of incorporation)              Number)         Identification Number)

    2805 East Oakland Park Boulevard, PMB 363, Ft. Lauderdale, Florida 33306
 -------------------------------------------------------------------------------
                     (Address of Principal Executive Office)

                                 (954) 782-5802
                              --------------------
               (Registrant's telephone number including area code)

                       Advanced Medical Technologies, Inc.
                 735 St. Albans Drive, Boca Raton, Florida 33485
      --------------------------------------------------------------------
                     (Former name and address of Registrant)

Item 4.   Changes in Registrant's Certifying Accountant

On June 6, 2002, Anderson, Anderson & Strong, L.C. resigned as the Company's accountant and because of this, the Company had to engage the services of another accountant. There were no disagreements between the Company and the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of the former accountant, would have caused him to make reference in connection with his report to the subject matter of the disagreements.

During the past two years, Anderson, Anderson & Strong's report on the financial statements did not contain an adverse opinion nor a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or auditing principles.

During the two most recent fiscal years and any subsequent interim period preceding the resignation, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

At no time during the former accountant's period of engagement did any report prepared by such accountant contain an adverse opinion or disclaimer of opinion.
Further, no report prepared was qualified as to uncertainty, audit scope, or accounting principles.

                                       1

                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                         GOLD ENTERTAINMENT GROUP, INC.

Date: June 6, 2002                By:  /s/ Harmon Francis Fytton
                                       ------------------------------------
                                           Hamon Francis Fytton, President and Director